SERVICES AGREEMENT

This Services Agreement (“Agreement”), by and between Vigilant Compliance, LLC with an address at 223 Wilmington West Chester Pike #216, Chadds Ford, PA (“Vigilant”), and
Thrive Series Trust (the “Fund”), with an address at 223 Wilmington West Chester Pike #216, Chadds Ford, PA 19317, shall be effective upon approval of a majority of the Fund’s independent directors.

Background

A.    The Fund agrees to contract with Vigilant to provide Services (as such term is defined in Section 1 below) to Fund, which will include providing a qualified and competent individual to serve as President, Treasurer, Secretary, Assistant Secretary, and Chief Compliance Officer) of the Fund for purposes of the Fund’s compliance with SEC Rule 38a-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

B.     Vigilant agrees to provide Services to the Fund, subject to the terms and conditions hereof.

Terms

In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.Services. Vigilant agrees to provide to the Fund the following services (the “Services”):

a.Vigilant shall provide personnel to serve as President, Treasurer, Secretary, Assistant Secretary, and Chief Compliance Officer (together, “Trust Officers”) to the Fund.

b.Vigilant will provide President Services to the Fund as listed in Appendix A.

c.Vigilant will provide Treasurer Services to the Fund as listed in Appendix B.

d.Vigilant will provide Secretary Services to the Fund as listed in Appendix C.

e.Vigilant will provide Assistant Secretary Services to the Fund as listed in Appendix D.

© Copyright 2025 Vigilant Compliance, LLC

Thrive Series Trust
Fund Officer Services Agreement

f.Vigilant will provide Chief Compliance Officer Service to the Fund as listed in Appendix E.

2.    Staff. Fund shall provide reasonable staff support to perform certain subsidiary duties delegated by the Trust Officers.

3.    Term. The term shall commence on the effective date of this Agreement and shall continue in effect until one year from the date thereof, and shall thereafter automatically renew in one year increments unless earlier terminated by (a) the Fund upon ninety (90) days’ prior written notice to Vigilant after the initial term, and (b) Vigilant upon ninety (90) days’ prior written notice to the Fund after the initial term.

4.     Fees and Expenses. The Fund shall pay Vigilant Fees and Expenses, as set forth in Appendix F.

5.    Insurance Coverage. Trust Officers will be covered by the Fund’s Errors and Omissions and/or Officers and Directors insurance as an officer of the Fund, which insurance shall be at the same levels and upon the same terms of coverage as the coverage for the Fund’s other officers.

6.    Liability; Indemnification. Fund shall indemnify and hold harmless Vigilant, its employees, and agents, (collectively “Vigilant”) from all actual claims, actual liabilities, reasonable attorneys’ fees, actual judgments, actual expenses and actual charges (collectively “Losses”) in connection with the performances of services herein. In no event shall any party be liable for special, consequential, exemplary or punitive damages. The liability of Vigilant shall in no event exceed the amount of fees paid by Fund under this this Agreement during the preceding twelve (12) month period, regardless of the claim or legal theory set forth by any party.

7.    Taxes. Vigilant shall be responsible for compliance with all local, state and federal rules, laws and regulations applicable to Services and payment of all taxes, such as income, unemployment, social security and other similar taxes, applicable to Services.

8.    Material Modification. If the Fund or its Service Providers materially modifies its business or there are regulatory changes that increase the scope of Services, the parties will in good faith negotiate a new fee to the extent the fee is not already established.

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Thrive Series Trust
Fund Officer Services Agreement

9.    Cooperation. The Fund will use commercially reasonable efforts to secure the cooperation of its officers and Service Providers, and will use its best efforts to cause such parties to provide requested information to Vigilant in a prompt manner.

10.    Consultations with Counsel. Trust Officers shall be permitted to consult counsel at the cost of the Fund relating to Fund matters should such consultation become necessary. Trust Officers will first consult legal counsel to the Fund in such circumstances, and, if necessary, after prior notice to the Fund, may consult other legal counsel at the cost of the Fund.
11.    Other Service Providers. Vigilant acknowledges that the Fund may engage various entities as Service Providers, and the services required to be performed pursuant to the Fund’s contract therewith shall continue to be performed by such Service Providers as determined by the Fund. The Fund may also make changes related to the Service Providers, but such changes will not be deemed to impose additional duties upon the President, Treasurer, Secretary, and Assistant Secretary.

12.    Breach. If Vigilant fails to deliver the specific services set forth herein and acts in a negligent manner, Vigilant shall be given thirty (30) days written notice to cure. If Vigilant fails to cure within thirty (30) days after written notice to Vigilant, the Fund shall have the right to terminate this Agreement.

13.    Documents and Records. The Fund shall be responsible for maintaining all books and records of the Fund as required by the Investment Company Act of 1940 and other applicable laws.

14.    Work Product and Intellectual Property Rights. All work performed at the direction of the Fund and its officers, shall be the property of the Fund and the Fund shall have a right to copy and reproduce such and to provide it to others as required by the Fund’s business under relevant laws and regulations including the Investment Company Act of 1940, and Vigilant shall have a non-exclusive license to use such (“Work Product”). All ideas, improvements, concepts, inventions, discoveries, developments, innovations, software, designs, processes or other works of authorship, made, conceived or developed by Vigilant or otherwise produced by Vigilant in performance of this Agreement (“Intellectual Property”) shall remain the property of the Vigilant, regardless of whether or not such Intellectual Property is protectable by patent, trademark, copyright, trade secret or other applicable law. Vigilant shall also be entitled to such Work Product and the right to use or reuse such materials in connection with servicing the Fund, or other unaffiliated Funds or in the business of Vigilant.

15.     Confidentiality.

© Copyright 2025 Vigilant Compliance, LLC

Thrive Series Trust
Fund Officer Services Agreement

(a)All information of or pertaining to Fund or any of its affiliates shall be kept confidential.
(b)With the exception of customer information of Fund and its affiliates, which shall be protected in all circumstances, no information shall be within the protection of this Agreement where such information: (i) is or becomes publicly available through no fault of the Vigilant; (ii) is made public by Fund without restriction; or (iii) is rightly obtained from a third party not subject to confidentiality restrictions.

16.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Pennsylvania, without respect to principles regarding conflicts of law.

17.    Billing Contact. Each party shall report all billing issues, questions, or updates to the appropriate billing contact.

18.    Severability; No Waiver. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. If any provision of this Agreement is deemed invalid or unenforceable under applicable law, all other provisions of this Agreement shall remain in full force and effect. No delay or omission on the part of a party to this Agreement in exercising any right hereunder shall operate as a waiver thereof or of any other right. The Fund or its affiliates shall not offer to hire or hire Vigilant’s employees during the term of this agreement or for 24 months thereafter.

19.    Entire Agreement; Assignment. This Agreement may only be modified or amended, if such modification or amendment is made in writing and signed by authorized representatives of both parties or if such changes are approved by the Fund Board of Directors. This Agreement may not be assigned without the written consent of the other party and any such assignment shall be void.

20.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

21.    Non-exclusivity. This Agreement is not exclusive and the Fund recognizes that Vigilant may provide similar services to other persons or entities.

22.    No Partnership. This Agreement is not intended to constitute, create, give effect to or otherwise recognize a partnership, joint venture, or other form of business organization of any kind and the rights and obligations of the Fund and Vigilant shall be only those expressly set forth herein.

© Copyright 2025 Vigilant Compliance, LLC

Thrive Series Trust
Fund Officer Services Agreement

23.    Force Majeure. Vigilant shall not be deemed in default or otherwise liable under this Agreement due to its inability to perform its obligations by reason of any act of God, fire, earthquake, substantial storm, pandemic, terrorism, riot, civil disturbance, embargo, or any failure or delay of any transportation, power, or communications system or any other similar cause beyond the reasonable control of Vigilant.

24.    Compliance Services. Neither Vigilant nor any of its employees provide legal advice, legal counsel, or other legal services to the Adviser. As such, there is no attorney client relationship between the Adviser and Vigilant or its employees.

25.    Third Party Beneficiary. The parties understand and agree that there are no third party beneficiaries to this Agreement.

26.Approval. This Agreement shall be deemed approved, or modified, when it is approved or modified by the Fund’s Board of Directors, including a majority of its Independent Directors and Salvatore Faia, on behalf of Vigilant Compliance, LLC.

© Copyright 2025 Vigilant Compliance, LLC

Thrive Series Trust
Fund Officer Services Agreement

Appendix A: President Services

Vigilant agrees to provide to the Fund the following President services (the “President Services”) as follows:
•Provide personnel to serve as President for the Fund to assist the Fund in meeting its certification obligations under the Investment Company Act of 1940 (the “1940 Act”); and

•Perform President services as directed by the Board of Directors of the Fund.

© Copyright 2025 Vigilant Compliance, LLC

Thrive Series Trust
Fund Officer Services Agreement

Appendix B: Treasurer Services

Vigilant agrees to provide to the Fund the following Treasurer services (the “Treasurer Services”) as follows:
•Attend or participate in each Quarterly Board Meeting, Audit Committee Meeting, and Special Board Meeting;
•Review Draft Financial Statements prepared by the Fund Accounting service provider, herein "Fund Accountant"). (Note: Bookkeeping, routine check writing and other matters are excluded from this service);
•Review Monthly Financial Statements;
•Review Final Dividend Distribution Schedule;
•Review Calculation of Advisory Fee;
•Review Fund Accountant's Sub-Chapter M Reports from Fund Accountant;
•Review Fund's Fair Valuation Schedule;
•Review Asset Coverage Test Information from Fund Accountant;
•Review of Sarbanes Oxley Reports, if any;
•Interface with the Fund's Audit Committee;
•Interface with the Fund's Registered Auditors;
•Review and Execution of N-CSR and Annual Report Certifications to the extent appropriate;

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Thrive Series Trust
Fund Officer Services Agreement

•Review the Fund's Audit Reports, Management Letters and internal Control Letters; and
•Review Certifications and Sub-Certifications of Service Providers.

Appendix C: Secretary Services

Vigilant agrees to provide to the Fund the following Secretary services (the “Secretary Services”) as follows:
•Set up Internal Conference call to Review client's expected needs for upcoming Board Meeting.
•Prepare Draft Agenda for Board Meeting.
•Receive Board Material Exhibits (if any) in advance for circulation to the Board.
•Review Board Agenda comments back from selected parties and re-circulate revised Agenda.
•Circulate material for Board Members and/or Offices for the Board Meeting.
•Take Notes during Board Meeting Preparation of Minutes. Take Minutes for Executive Session, if necessary.
•Post-Meeting, circulate draft Minutes, receive comments back.
•Prepare Meeting Minutes for Corporate Secretary's Signature; and provide file copy to Fund, and maintain additional copies in Vigilant's Corporate Grade System.

© Copyright 2025 Vigilant Compliance, LLC

Thrive Series Trust
Fund Officer Services Agreement

Appendix D: Assistant Secretary Services

Vigilant agrees to provide to the Fund the following Assistant Treasurer services (the “Assistant Treasurer Services”) as follows:
•Assist in set up of Internal Conference call to Review client's expected needs for upcoming Board Meeting.
•Assist in preparing Draft Agenda for Board Meeting.
•Assist in receiving Board Material Exhibits (if any) in advance for circulation to the Board.
•Assist in reviewing Board Agenda comments back from selected parties and re-circulate revised Agenda.
•Assist in circulating material for Board Members and/or Offices for the Board Meeting.
•Assist in taking Notes during Board Meeting Preparation of Minutes. Take Minutes for Executive Session, if necessary.
•Assist in Post-Meeting, circulate draft Minutes, receive comments back.
•Assist in preparing Meeting Minutes for Corporate Secretary's Signature; and provide file copy to Fund, and maintain additional copies in Vigilant's Corporate Grade System.

© Copyright 2025 Vigilant Compliance, LLC

Thrive Series Trust
Fund Officer Services Agreement

Appendix E: Chief Compliance Officer Services
Vigilant agrees to provide to the Fund the following CCO Services (the “CCO Services”) as follows:
•Provide a Vigilant Professional to serve as CCO to the Fund;

•Oversee the Compliance Program of the Fund;

•Prepare a Written CCO Report for each Quarterly Board Meeting;

•Attend or participate remotely in each of the Fund’s Quarterly Board Meetings, Audit Committee Meetings and Special Board Meetings;

•Present the Annual Review Report of the CCO Annually to the Board of Directors in person;

•Will obtain necessary Code of Ethics documentation, as needed, from the Fund’s Independent Directors.

•Interface with Fund Management on Compliance Issues; as necessary

•Interface with the Fund’s Board of Directors as necessary;

•Interface with the Fund’s Audit Committee as necessary;

•Interface with the Fund’s Registered Auditors as necessary;

•Interface with the Fund’s Legal Counsel as necessary;

•Review and Analyze the Compliance Policies and Procedures of the Fund;

•Review the Compliance Policies and Procedures of the Fund’s Adviser;

•Revise the Fund’s Policies and Procedures as dictated by changes in the Fund’s business, SEC Rules and Regulations, and the Federal Securities Laws;

•Review the Fund’s Audit Reports;

•Review Certifications and Sub-Certifications from Adviser and Service Providers;

•Conduct an Annual Review of the Fund’s Adviser;

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Thrive Series Trust
Fund Officer Services Agreement

•Conduct Compliance Review of Fund’s Service Providers (Administration, Custody, Transfer Agent and Principal Underwriter);

•Review of Fund Compliance relating to the Fund’s Compliance Policies, Procedures and Issues relating to:

oPortfolio Management;

oTrading Practices (Market Timing, Broker Selection, and Best Execution);

oProprietary and Personal Trading;

oPricing and Calculation of NAV (e.g. Valuation);

oSafe Custody of Assets;

oMarketing and Distribution;

oBooks and Records;

oPrivacy Protection;

oBusiness Continuity; and

oDisclosure Accuracy.

•The CCO will prepare an Annual Review Report. The Annual Review Report will address:

oThe Operation of the Policies and Procedures of the Fund and each Service Provider since the last Annual Report;

oAny material changes to the Policies and Procedures since the last Annual Report;

oAny recommendations for material changes to the Policies and Procedures as a result of the Annual Review;

oAny material Compliance matters since the date of the last Annual Report; and

© Copyright 2025 Vigilant Compliance, LLC

Thrive Series Trust
Fund Officer Services Agreement

oAny other Compliance Matters about which the Fund’s Board reasonably needs to know in order to oversee Fund Compliance.
Appendix F: Fees and Expenses

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© Copyright 2025 Vigilant Compliance, LLC

Thrive Series Trust
Fund Officer Services Agreement